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                                                                    EXHIBIT 10.1
                                                            Agreement # G10530-1

                                   LONWORKS(R)
                              OEM LICENSE AGREEMENT


         This Agreement is entered into between ECHELON CORPORATION ("Echelon") and Dayton General Systems ("Licensee") on the following terms and conditions:

1.       DEFINITIONS

         (a) "LonTalk(R) Protocol" means Echelon's protocol for control networks.

         (b) "Neuron(R) Chips" means semiconductor devices designed or used to implement all or part of the LonTalk Protocol that are manufactured by Echelon or by a supplier licensed by Echelon to manufacture or distribute such devices.

         (c) "LonWorks Applications" means equipment that incorporates Neuron Chips and the LonTalk Protocol. LonWorks Applications shall exclude development systems for developing applications that use the LONTALK Protocol.

         (d) "Echelon Intellectual Property" means (i) U.S. Patent No. 4,918,690, U.S. Patent No. 4,941,143, U.S. Patent No.
                  4,955,018, U.S. Patent No. 4,969,147, U.S. Patent No.
                  5,319,641 and foreign patents based upon such U.S. patents and claiming the same inventions, and (ii) Echelon copyrights governing the LonTalk Protocol.

         (e) "Neuron Chip Firmware" means only the Echelon software which, among other things, implements the LonTalk Protocol, and which is identified as "Neuron Chip Firmware" in the documentation and/or start up screen for Echelon's development systems for developing applications that use the LonTalk Protocol.

2.       LICENSE

         (a) Echelon grants Licensee a nonexclusive, royalty-free, fully paid license, under Echelon Intellectual Property, to make, use and sell LONWORKS Applications. Licensee agrees that whenever a Neuron Chip is executing instructions, the Neuron Chip Firmware shall be loaded into it starting at address location 0 (zero). Licensee's rights to use the LonTalk Protocol and Neuron Chips shall not extend to use of the LonTalk Protocol in devices that duplicate the functions of all or part of the Neuron Chips, or to use the Neuron Chips with any communications protocol other than the LonTalk Protocol. The foregoing limitations shall apply to all Neuron Chips incorporated by Licensee into its LonWorks Applications, including Neuron Chips contained in products or equipment purchased by Licensee.

         (b) In the event that Licensee manufactures LonWorks Applications in an incomplete form without the LonTalk Protocol, Licensee may sell or otherwise distribute such LonWorks Applications only to customers who have entered into a LonWorks Development License Agreement or LonWorks OEM License Agreement with Echelon or its subsidiaries that has an agreement number preceded by the letter "E" or a subsequent letter of the alphabet (an "OEM Licensee"). Licensee shall maintain records of the names, addresses and Echelon License Agreement numbers of its customers for such LonWorks Applications and shall, within fifteen (15) days after the end of each calendar quarter, provide Echelon with a report listing all of such customers for the previous calendar quarter. If Echelon notifies Licensee that any customer listed in such report is not an OEM licensee, then Licensee shall promptly discontinue selling such LonWorks Applications to such customer.

         (c) Echelon grants Licensee a nonexclusive, royalty-free, fully paid license to reproduce and distribute the Neuron Chip Firmware without modification for use only with Neuron Chips; provided that Neuron Chip Firmware is programmed into either:
                  (i) the memory of a Neuron Chip, or (ii) a memory device attached to the memory bus of a Neuron Chip. Notwithstanding the foregoing, Licensee may provide a master copy of the Neuron Chip Firmware linked with an application program on removable media to (A) an OEM Licensee who is a contract manufacturer for Licensee's LonWorks Applications and (B) an OEM Licensee for whom Licensee is designing LonWorks Applications, for use and distribution by such OEM Licensee pursuant to the terms of such OEM Licensee's agreement with Echelon. Licensee agrees not to modify, translate, reverse engineer, decompile, disassemble or otherwise attempt to derive source code for the Neuron Chip Firmware (except to the extent that such acts may not be prohibited under applicable law).

         (d) At the request of Licensee, and upon receipt of a fee of Fifty United States Dollars (U.S. $50.00), Echelon will deliver to Licensee one (1) copy of the Neuron Chip Firmware if Licensee has not already received such a copy from Echelon.

         (e) No license is granted, express or implied, under any patents, trade secrets, know-how or other intellectual property of Echelon covering specific applications or implementations of the LonTalk Protocol, LonWorks Applications or Neuron Chips. Licensee shall have no right under Echelon Intellectual Property to modify the LonTalk Protocol.

         (f) Licensee may make appropriate and truthful reference to Echelon and Echelon products and technology in Licensee's company and product literature, provided that Licensee properly attributes Echelon's trademarks; and provided, further, that Licensee does not use the name of Echelon or any Echelon trademark in its name or its product name. No license is granted, express or implied, under any Echelon trademarks, trade names or service marks.


                   LonWorks OEM License Agreement           Page 1 of 3
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3.       USE OF NEURON CHIPS

         LICENSEE ASSUMES RESPONSIBILITY FOR, AND HEREBY AGREES TO USE ITS BEST EFFORTS IN, DESIGNING AND MANUFACTURING EQUIPMENT LICENSED HEREUNDER TO PROVIDE FOR SAFE OPERATION THEREOF, INCLUDING, BUT NOT LIMITED TO, COMPLIANCE OR QUALIFICATION WITH RESPECT TO ALL SAFETY LAWS, REGULATIONS AND AGENCY APPROVALS, AS APPLICABLE. THE NEURON CHIP, LONTALK PROTOCOL AND NEURON CHIP FIRMWARE ARE NOT DESIGNED OR INTENDED FOR USE AS COMPONENTS IN EQUIPMENT INTENDED FOR SURGICAL IMPLANT INTO THE BODY, OR OTHER APPLICATIONS INTENDED TO SUPPORT OR SUSTAIN LIFE, FOR USE IN FLIGHT CONTROL OR ENGINE CONTROL EQUIPMENT WITHIN AN AIRCRAFT, OR FOR ANY OTHER APPLICATION IN WHICH THE FAILURE OF THE NEURON CHIP, LONTALK PROTOCOL OR NEURON CHIP FIRMWARE COULD CREATE A SITUATION IN WHICH PERSONAL INJURY OR DEATH MAY OCCUR, AND LICENSEE SHALL HAVE NO RiGHTS HEREUNDER FOR ANY SUCH APPLICATIONS.

4.       INDEMNITY

         Echelon shall indemnify Licensee for any liabilities, damages and costs payable by Licensee to a third party in an action for infringement of any third party United States patent by the LonTalk Protocol and for reasonable attorney's fees relating thereto. The foregoing shall be subject to the Licensee notifying Echelon promptly in writing of and giving Echelon the exclusive authority to defend or settle any such claim or proceeding. If the use of the LonTalk Protocol is enjoined or is the subject of any actual or potential patent infringement action, Echelon may, at its option, procure for Licensee the right to continue to use the LonTalk Protocol or replace or modify the LonTalk Protocol so that it becomes noninfringing. Notwithstanding the foregoing, Echelon assumes no liability for any claims attributable to Licensee's specific applications for the LonTalk Protocol or attributable to the use of the LonTalk Protocol in combination with equipment or technology not provided by Echelon if the claim would not have occurred but for such specific application or combination. In addition, in no event shall Echelon's liability to Licensee under this paragraph exceed the amount of Two Thousand Five Hundred United States Dollars (U.S. $2,500,00.). THE FOREGOING STATES THE ENTIRE LIABILITY OF ECHELON WITH RESPECT TO INFRINGEMENT OF ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LONTALK PROTOCOL, LONWORKS APPLICATIONS, NEURON CHIP, ECHELON INTELLECTUAL PROPERTY OR NEURON CHIP FIRMWARE.

         WARRANTY AND DISCLAIMER

         Echelon represents and warrants that it has the right to grant the licenses granted herein. ECHELON DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, RESPECTING THE LONTALK PROTOCOL, LONWORKS APPLICATIONS, NEURON CHIPS, ECHELON INTELLECTUAL PROPERTY OR NEURON CHIP FIRMWARE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

6.       TERMI(NATION) AND TERMINATION

         (a) The term of this Agreement shall be ten (10) years from the date of execution unless terminated earlier as provided below. Licensee may renew this Agreement for an additional ten (10) year period upon written notice delivered to Echelon within the last six (6) months of the initial term, Echelon agrees to give Licensee six (6) months notice prior to expiration of the initial term of this Agreement. If Echelon fails to give such notice, then this Agreement shall remain in force until six
                  (6) months after notice of expiration is given by Echelon (but in no event longer than six (6) months after ten (10) years from the date of execution) unless renewed prior to such date.

         (b) In addition, the non-breaching party may terminate this Agreement upon a breach by the other party if such breach remains uncured thirty (30) days after delivery by the non-breaching party of written notice of the breach. The provisions of paragraphs 5, 7 and 8 shall survive any termination of this Agreement. All other provisions shall terminate.

7.       LIMITATION OF LIABILITY

         NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR OTHER SPECIAL CONSEQUENTIAL, INDIRECT, PUNITIVE OR INCIDENTAL DAMAGES, HOWEVER CAUSED ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DEVELOPMENT OR DISTRIBUTION BY LICENSEE OF APPLICATIONS OR SYSTEMS USING THE LONTALK PROTOCOL, NEURON CHIPS OR NEURON CHIP FIRMWARE. THE FOREGOING SHALL NOT APPLY TO ANY BREACHES BY LICENSEE OF SECTIONS 2 OR 3.

8.       MISCELLANEOUS

         (a) Licensee shall comply with any United States export controls governing export of any technical data or technology provided by Echelon. If Licensee is other than a U.S. entity or is located outside the U.S., Licensee, as a prior condition to exercising its rights hereunder, shall execute any letter of written assurances required for the export of technical data or technology by Echelon and shall comply with such other requirements of the U.S. Department of Commerce or other applicable agency for the export of technical data or technology by Echelon and shall comply with such other requirements of the U.S. Department of Commerce or other applicable agency for the export of technical data or technology by Echelon to Licensee.

         (b) If Licensee is other than a U.S. entity or is located outside of the U.S., Licensee represents that no consent or approval of any governmental authority is required in connection with the valid execution and performance of this Agreement.

         (c) This Agreement will be governed by and construed in accordance with the laws of the State of California, U.S.A., except that body of California law concerning conflicts of law.


                   LonWorks OEM License Agreement                Page 2 of 3
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         (d)      Licensee shall not assign this Agreement or any of its rights or duties hereunder except to a successor-in-interest without the prior written consent of Echelon which shall not be unreasonably withheld.

         (e) Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subdivision (c)(i)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 2152.227-7013, the Commercial Computer Software Restricted Rights clause at FAR 52.227-19, or other comparable regulations of other government agencies, as applicable.

         (f) Licensee agrees that Echelon may disclose its name, address and Agreement number to vendors of Neuron Chips or LonWorks Applications for the purpose of verifying Licensee's status as an Echelon licensee.

         (g) This Agreement constitutes the entire agreement between the parties, and supersedes any prior agreements, with respect to the subject matter hereof. No amendment to any term of the Agreement shall be valId unless mutually agreed to in writing by the parties. The failure of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision.


ECHELON CORPORATION:                           LICENSEE: Dayton General Systems



Signature: 161 Oliver R. Stanfeld              Signature: 151 Thomas C. Haas

Print Name: Oliver R. Stanfield                Print Name: Thomas c. Hass

Title: Vice President                          Title: CEO

Effective Date: May 26, 1995                   Date Signed:  May 22, 1995

Address: 4015 Miranda Avenue                   Address: 2492 Technical Drive
Palo Alto, CA  94304                           Miamisburg, OH  45342
(800) 258-4LON
                                               Phone:  513-847-7800

                   LonWorks OEM License Agreement                   Page 3 of 3